SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2004

CORAUTUS GENETICS INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-27264	33-0687976
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 Fifth Street, Suite 313

Atlanta, Georgia 30308

(Address of principal executive offices, including zip code)

(404) 526-6200

(Registrant’s telephone number, including area code)

Item 9.	Regulation FD Disclosure

Corautus Genetics Inc. (AMEX: CAQ) has prepared a presentation that will be made by Richard E. Otto, President and Chief Executive Officer of Corautus Genetics, at 12:00 p.m. (EST) on Tuesday, February 24, 2004 at the BIO CEO & Investor Conference 2004 in New York City. A copy of the presentation is attached hereto as Exhibit 99.1.

A live audio webcast of the presentation can be accessed by logging onto the website at http://www.firstcallevents.com/service/ajwz400506778gf12.html or http://www.corautus.com. An audio/slide show replay of the presentation will also be available at http://www.corautus.com for approximately 90 days after the conference.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 9 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of Corautus Genetics Inc. under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statement

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements which address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about our future results of operations or our financial condition, benefits from the alliance with Boston Scientific, synergies from the merger between GenStar and Vascular Genetics, research, development and commercialization of our product candidates, anticipated trends in our business, approval of our product candidates and other risks that could cause actual results to differ materially. These risks are discussed in Corautus Genetics Inc.’s Securities and Exchange Commission filings, including, but not limited to, the risks discussed in the section entitled “Risk Factors” beginning on page 2 in Amendment No. 1 to Corautus’ Registration Statement on Form S-3 (File No. 333-112239) filed February 2, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corautus Genetics Inc.

Date: February 24, 2004	By:	/s/ Jack W. Callicutt

Jack W. Callicutt Vice President—Finance and Administration, Chief Accounting Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Material to be presented at the BIO CEO & Investor Conference 2004 to be held at 12:00 p.m. (EST) on Tuesday, February 24, 2004.